Exhibit 16.2


November 6, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:        Triad Innovations, Inc.
           File No. 000-31189

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Triad Innovations, Inc. Inc. dated November 6, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Bierwolf, Nilson & Associates
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Bierwolf, Nilson & Associates